Exhibit 99.1

News Release

Rayonier Completes Previously Announced Disposition of Oregon Properties
WILDLIGHT, Fla. – (BUSINESS WIRE) – Dec. 18, 2023 – Rayonier Inc. (NYSE:RYN) today announced the completion of its previously announced disposition of 55,000 acres of timberland in Oregon to Manulife Investment Management on behalf of clients for $242 million (~$4,400 per acre), subject to customary prorations and closing costs. The Company has used $150 million of the proceeds to pay down its only floating rate debt and plans to use approximately $30 million for a special dividend to be paid in January 2024 (as announced in a separate press release today). The remaining proceeds are being retained for further debt reduction and/or other capital allocation purposes.

“Successfully closing on this asset sale is an important step toward effectuating the asset disposition and capital structure realignment plan that we announced on November 1st, targeting $1 billion of select asset sales over 18 months,” said David Nunes, Chief Executive Officer. “We are actively working to bring additional timberland assets to market as we execute on our plan to capture the disparity between public and private timberland values, position our balance sheet for a higher interest rate environment, and return meaningful capital to shareholders.”
About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of September 30, 2023, Rayonier owned or leased under long-term agreements approximately 2.8 million acres of timberlands located in the U.S. South (1.90 million acres), U.S. Pacific Northwest (474,000 acres) and New Zealand (419,000 acres). More information is available at www.rayonier.com.
Forward-Looking Statements – Certain statements in this communication regarding anticipated financial outcomes including Rayonier’s planned asset dispositions, use of proceeds, impact on debt and leverage levels and targets, impact on EBITDA and CAD trading multiples and expected cost of debt, earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,”
Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com

“estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the risk that we will not be able to reduce our existing debt in accordance with the capital structure realignment plan (the “Plan”); the risk that we will not be able to achieve our revised leverage target in accordance with the Plan; the risk that we will not be able to deploy net proceeds from the asset dispositions contemplated by the Plan in the manner and timeframe we anticipate, including the risk that such proceeds will not be sufficient to achieve the target leverage ratio described in the Plan or to return capital to shareholders; the risk that we will otherwise not be able to execute on the Plan; the uncertain outcome, impact, effects and results of the Plan or the announcement or execution of the Plan, including the diversion of management time and attention; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events, including the war in Ukraine; conflict in the Middle East and escalating tensions between China and Taiwan; business disruptions arising from public health crises and outbreaks of communicable diseases; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust and changes in tax laws that could adversely affect beneficial tax treatment.

For additional factors that could impact future results, please see Item 1A – Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com

Contacts
Investors: Collin Mings, investorrelations@rayonier.com, 904-357-9100
Media: Alejandro Barbero, alejandro.barbero@rayonier.com

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com